UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2011 and June 22, 2011, First BanCorp. (the "Corporation") executed amendments to the definitive investment agreement entered into (the "Agreement") with private equity firm Thomas H. Lee Partners, L.P. ("THL") dated as of May 26, 2011. Under the investment agreement, THL would purchase approximately 24.9%, representing approximately $180 million, of the Corporation's shares of common stock, par value $0.10, that will be outstanding after the issuance of common stock in a proposed $500 to $550 million aggregate capital raise at a purchase price of $3.50 per share and after the conversion into common stock of the outstanding shares of preferred stock owned by the United States Department of the Treasury.

Section 4.1 of the Agreement was amended to extend the date by which the Corporation must file with the Securities and Exchange Commission a preliminary proxy statement relating to a stockholders meeting at which the Corporation’s stockholders will be asked to approve the issuance of shares of common stock. The June 17, 2011 amendment extended the date to June 22, 2011. The June 22, 2011 amendment extended the date to June 27, 2011. The June 22, 2011 amendment supersedes the June 17, 2011 amendment.

Except as and to the extent expressly modified by the amendments, the Agreement remains in full force and effect in all respects.

A copy of the June 17, 2011 amendment is attached hereto as Exhibit 10.1 and a copy of the June 22, 2011 amendment is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit - Description of Exhibit

10.1 - Amendment No. 1 to Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P. dated June 17, 2011
10.2 - Amendment No. 2 to Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P. dated June 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

June 23, 2011	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: General Counsel and Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P. dated June 17, 2011
10.2	Amendment No. 2 to Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P. dated June 22, 2011